SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                                                        September 15, 1999
     Date of Report (Date of earliest event reported): (September 09, 1999)


                    RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                             MISSOURI
         (State or Other Jurisdiction of Incorporation)


        1-13248                                      43-1674052
 (Commission File Number)                (I.R.S. Employer Identification No.)


  1831 Chestnut Street, St. Louis, Missouri             63103-2275
  (Address of principal executive offices)              (Zip Code)

                           314-923-4444
      (Registrant's telephone number, including area code)

                          Not Applicable
 (Former  Name or Former Address, if Changed Since Last Report)


Items 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable.

Item 5.  Other Events.

     On September 9, 1999, the Missouri Supreme Court ordered the Circuit Court of Cole County, Missouri to rule on the proposed settlement of litigation (described in the Registrant's prior SEC filings) on or before November 9, 1999. A modified settlement agreement was reached by Blue Cross and Blue Shield of Missouri, the Registrant, the Missouri Attorney General, the Missouri Department of Insurance and 100 consumer organizations representing more than one million Missourians and was filed with the Circuit Court on March 15, 1999.

     The Registrant's Press Release, dated September 10, 1999, is attached as Exhibit 99(a) hereto and is incorporated herein by reference and the Court Order of the Missouri Supreme Court dated September 9, 1999, is attached as Exhibit 99(b) hereto and is incorporated herein.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements
      Pro Forma Financial Statements and Exhibits.

     (a) - (b) Not applicable.

     (c)  Exhibits Required by Item 601 of Regulation S-K:

                     99(a) Press Release of Registrant dated September 10, 1999. 99(b) Court Order of the Missouri Supreme Court dated
                           September 9, 1999

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.
                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  September 15, 1999

                              RIGHTCHOICE MANAGED CARE, INC.


                           By   /s/  Sandra A. Van Trease
                                Sandra A. Van Trease
                                Chief  Financial Officer, Senior
                                Executive Vice President and
                                Chief Operating Officer



                          EXHIBIT INDEX


Exhibit No.         Description


99(a)               Press Release of Registrant, dated September 10, 1999
99(b)               Court Order of the Missouri Supreme Court dated
                       September 9, 1999